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Scott Schecter	Hulus Alpay
Chief Financial Officer	Investor Relations
HydroGen Corporation	Makovsky + Company
(412) 405-1000	(212) 508-9600
sschecter@hydrogenllc.com	halpay@makovsky.com

HydroGen Corporation Releases CEO Update Letter to Shareholders

— Progress in Technology Development, Production,
and Market Engagement

Cleveland, Ohio - December 14, 2007 - The following letter from CEO John Freeh is being released by HydroGen Corporation (Nasdaq: HYDG) to its shareholders:

To Our Fellow Shareholders,

I am pleased to report that my first month at the helm of HydroGen has been informative and intense. Operating mainly from our Versailles, Pennsylvania manufacturing facility, I have undertaken in-depth reviews of our current status with regard to technology development, production, and market engagement. In conjunction with my staff and our Board of Directors, I have also taken the opportunity to review and refine our short- and long-term business plans and align the organization with those plans. I have been especially focused on technical and commercial discussions that are underway with a significant potential customer and on our first module production status at Versailles, where we have strengthened our production planning, scheduling, and control discipline significantly over the last several weeks.

In addition, I have taken several opportunities to reach out to and get feedback from a number of our shareholders. From those discussions, it is clear that we need to increase our communications and this letter is the start. I can report that the organization has a strong foundation in place for the year 2008 with a dedicated and talented staff working closely to advance our business' technical and commercial objectives. I am excited by the opportunity that the future holds for us. Let me elaborate on a number of items and the progress that we have made over the recent past:

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HydroGen CEO Provides Operational Update
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Production of First Module Now on Track - ASHTA Module Scheduled for Early March Delivery:

I am pleased to report that fuel cell production and assembly in Versailles is running smoothly. We have now successfully completed assembly of the first of four stacks for our first module and assembly of the second stack is well underway.  We have also incorporated a number of design improvements over the original Westinghouse design.

During the past year, the team has encountered and resolved a number of manufacturing difficulties associated with first article production which have delayed module completion.  Production is in full swing, with some production areas operating at double shift capacity to optimize process flow.  With regard to production schedule, we have a full, integrated production schedule which establishes daily production requirements and drives all activities related to component production for our stacks.  It is updated daily by the responsible production supervisors and process engineers.  We are now operating as a factory, not a technology recapture laboratory. I have a firm commitment date—not a target date—of March 7, 2008 from Mr. Scott Wilshire, our Chief Operating Officer, for shipment of the module to our commercial demonstration power plant at the chlor-alkali facility owned and operated by ASHTA Chemicals, Inc.  I have personally reviewed this schedule in detail and I am getting daily updates on progress.

ASHTA Site Ready to Receive Module:

With regard to ASHTA, our demonstration plant is ready to receive the module.  Our engineering team has not been idle.  They have completed operational checkout of the facility using a fuel cell module simulation unit.  They have also completed several improvements to the plant’s instrumentation and control system, and have developed new procedures to improve logistics and safety of module shipment and handling and single stack transport and installation.  Our plant operations staff is in place, trained and qualified for safe plant operations and testing. We expect to be up and operating for test and procedure checkout one month after receipt of the module at ASHTA.

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HydroGen CEO Provides Operational Update
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Progress in Negotiations with Prospective Customer - Completed Conceptual Design of First Natural Gas Fuel Cell Power Plant:

I am also pleased to report that as a result of detailed discussions with a prospective customer, our Systems Engineering group has completed conceptual design of our first natural gas fuel cell power plant, and has upgraded the technical specifications of our hydrogen-based fuel cell power plant for higher electric efficiency.  As you know, our initial market focus has been the hydrogen available market, but the strong interest of this prospective customer for both natural gas and hydrogen-available markets has convinced us that we should accelerate this step in our strategic plan.  I am impressed with the strength of our engineering team that is evidenced by the quality and timeliness of this design work. I will share more on this work in the coming months.

Progress Update on Advanced Technology Development Projects:

I would also like to provide an update on a couple of our advanced technology development projects:

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As you may know, phosphoric acid fuel cells (PAFCs) use platinum catalysts, which represent a significant part of the cost of our fuel cell.  We recently announced a grant award from the Pennsylvania NanoMaterials Commercialization Center to support collaborative work with the University of Pittsburgh to develop a first generation nano-based electrode system that we project could improve performance and reduce platinum cost significantly over the current design.  We now have our first samples of these materials operating in our subscale test cells and initial data look promising.  We look forward to sharing more about this exciting technology in the near future.

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HydroGen CEO Provides Operational Update
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We are also making strides to reduce production costs through manufacturing process development and automation, as we prepare to develop our Ohio advanced manufacturing facility. We have begun to test automated production equipment for electrode production and cell assembly, and initial results appear promising as well. We will share updates on these and other developments as we prepare our detailed plans for the new facility in the coming months.

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Another major cost element in our fuel cell is the machining of our graphite plates.  Our technology development plan includes a development project that will change the plate manufacturing process from machined plates to molded plates.  We have now identified four new materials that are in qualification tests and we are expecting initial results within the next quarter.

These represent only three of our priority technology and manufacturing development projects and I look forward to sharing the results from these as well as telling you more about the others during our next update.

New Board Member Elected:

As we announced on December 11, we have seated on our Board Dr. Alton D. Romig, Jr., Deputy Laboratories Director for Integrated Technologies and Systems at Sandia National Laboratories.  Dr. Romig  brings considerable technical and management know-how to the Board and his materials science expertise will be especially relevant as we continue to enhance our existing design and as we implement new technology in our fuel cell design. As a result of Dr. Romig’s appointment to the Board, HydroGen is fully compliant with Nasdaq’s rules for having a majority of independent directors. Al attended our recent Board meeting and provided positive feedback on our production capability, fuel cell technology, and business plans. I know he will add real value to HydroGen.

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HydroGen CEO Provides Operational Update
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Financial Strategy 2008:

Finally, I would like to address our financial strategy.  We are forecasting that we have sufficient capital to support operations through the first quarter of 2008.  Our executive team, Board, and investment bankers have been evaluating the Company’s financial needs given our projected growth, and have developed plans to ensure that the Company has adequate funds to meet these needs.

Closing:

I would like to close by giving you my personal assurance that we will continue to improve in providing to our stakeholders in-depth, on-going communications on our progress. Our prospects are very exciting, and I am proud of the work we have accomplished this year. I am looking forward to an even better year in 2008. Happy Holidays to you and your families.

Sincerely,

John J. Freeh
Chief Executive Officer

About HydroGen Corporation
HydroGen Corporation, through its wholly-owned subsidiary, HydroGen, LLC, is a developer of multi-megawatt fuel cell systems utilizing its proprietary 400 kW phosphoric acid fuel cell (PAFC) technology. Advancing fuel cell technology originally developed by Westinghouse Corporation, the Company targets market applications where hydrogen is currently available and other drivers favoring the adoption of fuel cells are present.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding HydroGen's anticipated economically competitive fuel cell systems. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for HydroGen's products, HydroGen's ability to maintain strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of HydroGen's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in HydroGen's filings with the United States Securities and Exchange Commission. HydroGen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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